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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

710 Medtronic Parkway

Minneapolis, Minnesota 55432
Telephone: 763-514-4000

July 28, 2003

Dear Shareholder:

      You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Thursday, August 28, 2003, at 10:30 a.m. (Central Daylight Time) at Medtronic’s World Headquarters, 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota.

      The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

      We invite you to join us beginning at 9:30 a.m. to view Medtronic’s interactive product displays. Product specialists will be available to answer your questions before and after the Annual Meeting.

      Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, you may vote your shares by internet or telephone as described in the following materials or by completing and signing the proxy card and promptly returning it in the envelope provided.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Arthur D. Collins, Jr.

Chairman of the Board and Chief Executive Officer

When Life Depends on Medical Technology

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
PROPOSAL 1 -- ELECTION OF DIRECTORS
GOVERNANCE OF MEDTRONIC
SHARE OWNERSHIP INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2003 EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS
PROPOSAL 3 -- APPROVAL OF MEDTRONIC’S 2003 LONG-TERM INCENTIVE PLAN
PROPOSAL 4 -- APPROVAL OF MEDTRONIC’S EXECUTIVE INCENTIVE PLAN
OTHER INFORMATION
MEDTRONIC, INC. BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER
MEDTRONIC, INC. 2003 LONG-TERM INCENTIVE PLAN
MEDTRONIC, INC. EXECUTIVE INCENTIVE PLAN

VOTING METHODS

      If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you may vote your shares through the internet, by telephone or by mail. You may also revoke your proxy at any time before the Annual Meeting. Please help us save administrative and postage costs by voting through the internet or by telephone. Each method is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on August 27, 2003 and will ensure that your vote is confirmed and counted immediately. To vote:

BY INTERNET

•	Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

•	Enter the control number and Personal Identification Number (PIN) (if required) as shown on your proxy card or electronic notification.

•	Complete the electronic ballot and submit your voting instructions.

BY TELEPHONE

•	From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•	Enter the control number shown on your proxy card or electronic notification.

•	Follow the simple recorded instructions.

BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

E-DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Medtronic the cost of printing and mailing them. Whether you hold shares registered directly in your name (“registered shareholders”), through a Medtronic stock plan, or through a broker or bank (“street name shareholders”), you can enroll at the website www.medtronic.com by following these easy steps:

•	Click on investor information under About Medtronic
•	Click on consent for electronic delivery of proxy materials
•	Follow the prompts to submit your electronic consent

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting/.

MEDTRONIC, INC.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 28, 2003.

PLACE	Medtronic World Headquarters

710 Medtronic Parkway

Minneapolis (Fridley), Minnesota 55432

ITEMS OF BUSINESS	1. To elect three Class II directors for three-year terms.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditors.

3. To approve Medtronic’s 2003 Long-Term Incentive Plan.

4. To approve Medtronic’s Executive Incentive Plan.

5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 3, 2003.

VOTING BY PROXY	If you cannot attend the Annual Meeting, you may vote your shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described in the Questions and Answers section on page 2 and on the proxy card provided to you.

ANNUAL REPORT	Medtronic’s 2003 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

David J. Scott
Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about July 28, 2003.

i

YOUR VOTE IS IMPORTANT

          If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you can vote your shares via the internet or by telephone by following the instructions on your proxy card or electronic notification. If voting by mail, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope.

ii

710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

PROXY STATEMENT

Annual Meeting of Shareholders
August 28, 2003

      We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. (“Medtronic”) of proxies to be voted at Medtronic’s Annual Meeting of Shareholders to be held on August 28, 2003, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

      There are four proposals scheduled to be voted on at the meeting:

•	Elect three directors.

•	Ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s auditors.

•	Approve Medtronic’s 2003 Long-Term Incentive Plan.

•	Approve Medtronic’s Executive Incentive Plan.

Who is entitled to vote?

      Shareholders as of the close of business on July 3, 2003 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”).

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

•	Credited to your account in Medtronic’s Employee Stock Ownership and Supplemental Retirement Plan.

What constitutes a quorum?

      A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 1,217,868,613 shares of Medtronic common stock were outstanding.

How many votes are required to approve each proposal?

      The three candidates for election as directors who receive the highest number of affirmative votes will be elected. Each of the other proposals requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote.

How are votes counted?

      You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposals.

What is a broker non-vote?

      If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on an particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

How does the Board recommend that I vote?

      Medtronic’s Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” the other three proposals.

How do I vote my shares without attending the meeting?

      If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you do not need to return your proxy card.

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

      Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on August 27, 2003.

How do I vote my shares in person at the meeting?

      If you are a shareholder of record and prefer to vote your shares at the meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

      Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

      It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote?

      Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy at any time by:

•	Sending a written statement to that effect to the Corporate Secretary of Medtronic.

•	Voting by internet or telephone at a later time.

•	Submitting a properly signed proxy card with a later date.

•	Voting in person at the Annual Meeting.

Can I receive future proxy materials electronically?

      Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan, you may receive future proxy statements and annual reports online. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you hold shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. See the inside front cover of this proxy statement for easy instructions on how to sign up for electronic delivery.

      If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

      There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access, such as telephone charges or charges from your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer, and makes it convenient to vote your shares online. Electronic delivery also saves Medtronic significant postage and processing costs.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

      The Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Richard H. Anderson, Michael R. Bonsignore and Gordon M. Sprenger are the Class II directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2006 annual meeting or until their successors are elected and qualified. Bernadine P. Healy, M.D., currently a Class II Director whose three-year term expires at this Annual Meeting, has notified Medtronic of her decision to retire from the Board at the expiration of her term. All of the nominees are currently directors and Messrs. Bonsignore and Sprenger were elected to the Board of Directors by the shareholders. Mr. Anderson was elected to the Board by the Directors in October 2002. Medtronic thanks Dr. Healy for her service on the Board of Directors.

      All of the nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2006 (CLASS II):

RICHARD H. ANDERSON Director since 2002
Chief Executive Officer, Northwest Airlines Corporation age 48
Richard H. Anderson was named Chief Executive Officer of Northwest Airlines Corporation and its principal subsidiary, Northwest Airlines, in February 2001. Prior to this appointment, he was Executive Vice President and Chief Operating Officer for Northwest, a position he held since December 1998. Mr. Anderson joined Northwest in November 1990 as Vice President and Deputy General Counsel and later served as Executive Vice President — Technical Operations, Flight Operations and Airport Affairs. Prior to joining Northwest, Mr. Anderson was staff vice president and deputy general counsel for Continental Airlines. He began with Continental in 1987. Mr. Anderson serves on the Boards of Directors of Northwest Airlines Corporation, Minnesota Life Insurance Company, Mesaba Holdings, Inc., the Minneapolis Institute of Arts, the Henry Ford Museum and Greenfield Village.

MICHAEL R. BONSIGNORE Director since 1999
Retired Chairman and Chief Executive Officer, age 62
Honeywell International, Inc.
Mr. Bonsignore has been the Retired Chairman and Chief Executive Officer of Honeywell International, Inc. (diversified technology and manufacturing company) since July 2001, and previously was the Chairman of the Board of Honeywell International, Inc. from April 2000 to July 2001; Chief Executive Officer of Honeywell International from December 1999 to July 2001; Chairman of the Board and Chief Executive Officer of Honeywell, Inc. from April 1993 to December 1999; Executive Vice President and Chief Operating Officer of the International and Home & Building Control Business of Honeywell, Inc. from 1990 to 1993; President of Honeywell’s International business from 1987 to 1990; and President of Honeywell Europe from 1983 to 1987. Mr. Bonsignore is a member of various advisory boards and committees including the National Geographic Society Council of Advisors.

GORDON M. SPRENGER Director since 1991
Retired President and Chief Executive Officer age 66
of Allina Health System
Mr. Sprenger has been the Retired President and Chief Executive officer of Allina Health System (health care delivery) since October 2001, and previously was President and Chief Executive Officer of Allina Health System from June 1999 to October 2001; Chief Executive Officer of Allina Health System from April 1999 to June 1999; Executive Officer of Allina Health System from July 1994 to April 1999; Chief Executive Officer and director of HealthSpan Health Systems Corporation (a health care delivery company that merged with Medica Health Plan in 1994 to form Allina Health System) from 1992 to 1994; President and Chief Executive Officer of LifeSpan, Inc. (health care delivery) from 1982 to 1992; and Chief Executive Officer of Abbott-Northwestern Hospital from 1982 to 1992. He is also a director of The St. Paul Companies, Inc. (insurance) and Past Chair of the Board of the American Hospital Association.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005 (CLASS I):

SHIRLEY ANN JACKSON, Ph.D. Director since 2002
President of Rensselaer Polytechnic Institute age 56
Dr. Jackson has been President of Rensselaer Polytechnic Institute since July 1999. She was Chair of the U.S. Nuclear Regulatory Commission from July 1995 to July 1999; Professor of Physics at Rutgers University from 1991 to 1995; Research Physicist for AT&T Bell Laboratories from 1976 to 1991. She is a member of the National Academy of Engineering and is a Fellow of the American Academy of Arts and Sciences and of the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Counsel on Foreign Relations. Dr. Jackson is also a director of FedEx Corporation, AT&T Corporation, Marathon Oil Corporation, U.S. Steel Corporation, KeyCorp (financial services), Public Service Enterprise Group and Sealed Air Corporation.

DENISE M. O’LEARY Director since 2000
Private Venture Capital Investor age 46
Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. She was with Menlo Ventures, a venture capital investment company, from 1983 to 1996 and served as a General Partner from 1987 to 1996. Ms. O’Leary is also a director of America West Holdings Corporation (the parent of America West Airlines) and Chiron Corporation (biotechnology), and a member of the Stanford University Board of Trustees, Chair of the Stanford Board Committee for the Stanford Medical Center and Chair of the Board of Directors of Stanford Hospitals and Clinics.

JEAN-PIERRE ROSSO Director since 1998
Chairman of CNH Global N.V. age 63
Mr. Rosso has been Chairman of CNH Global N.V. (agricultural and construction equipment) since November 1999; was Chairman and Chief Executive Officer of CNH Global N.V. from November 1999 to November 2000; Chairman and Chief Executive Officer of Case Corporation (agricultural and construction equipment) from March 1996 to November 1999; President and Chief Executive Officer of Case Corporation from April 1994 to March 1996. He was President of the Home & Building Control Business of Honeywell, Inc. from 1992 to 1994; President of European operations of Honeywell, Inc. from 1987 through 1991. He is also a director of ADC Telecommunications, Inc. and Credit Lyonnais.

JACK W. SCHULER Director since 1990
Chairman of the Board of Stericycle, Inc. and age 62
Ventana Medical Systems, Inc.
Mr. Schuler has been Chairman of the Board of Stericycle, Inc. (medical waste treatment and recycling) since March 1990 and Chairman of the Board of Ventana Medical Systems, Inc. (immunohistochemistry diagnostic systems) since November 1995; was President and Chief Operating Officer of Abbott Laboratories (health care products) from January 1987 to August 1989; a director of that company from April 1985 to August 1989 and Executive Vice President from 1985 to 1987.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004 (CLASS III):

WILLIAM R. BRODY, M.D., Ph.D. Director since 1998
President of The Johns Hopkins University age 59
Dr. Brody has been President of The Johns Hopkins University since September 1996; Provost of the University of Minnesota Academic Health Center from September 1994 to May 1996; Martin Donner Professor and Director of the Department of Radiology at The Johns Hopkins University School of Medicine from 1987 to 1994. He is also a director of AEGON, USA (insurance and investment products), a division of AEGON, N.V., and Mercantile Bankshares Corporation (bank holding company).

ARTHUR D. COLLINS, JR. Director since 1994
Chairman of the Board and Chief Executive Officer age 55
of Medtronic, Inc.
Mr. Collins has been Chairman of the Board and Chief Executive Officer of Medtronic since April 2002; President and Chief Executive Officer from May 2001 to April 2002; President and Chief Operating Officer from August 1996 to April 2001; Chief Operating Officer from January 1994 to August 1996; and Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He is also a director of U.S. Bancorp and Cargill, Inc., and a member of the Board of Overseers of The Wharton School at the University of Pennsylvania.

ANTONIO M. GOTTO, JR., M.D., D. Phil. Director since 1992
Dean of Weill Medical College and Provost for age 67
Medical Affairs, Cornell University

Dr. Gotto has been Dean of the Weill Medical College of Cornell University and Provost for Medical Affairs, Cornell University, since January 1997. He was Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital from 1977 through 1996 and former J. S. Abercrombie Chair, Atherosclerosis and Lipoprotein Research from 1976 to 1996. He is Past President, International Atherosclerosis Society, Past President, American Heart Association, a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences.

Committees of the Board and Meetings

      The Board has four committees with the principal functions described below. The Charters of each of these committees are posted on our website at www.medtronic.com, under the “Corporate Governance” caption.

Audit Committee

•	Oversees the integrity of Medtronic’s financial reporting

•	Reviews quarterly financial statements and discusses policy with respect to earnings releases

•	Reviews accounting and audit principles and practices and oversees adequacy of compliance assurance procedures and internal controls

•	Reviews and makes recommendations regarding financial policies and performance objectives developed by management, including review of Medtronic’s annual and long-range operating plans.

•	Hires the firm to be appointed as Medtronic’s independent auditors

•	Pre-approves all audit and permitted non-audit services to be provided by the independent auditors

•	Reviews scope of annual audit and internal audit program

•	Establishes procedures concerning the submission, receipt, retention and treatment of complaints and concerns regarding internal accounting controls, accounting and audit matters

•	Ensures audit partner rotation, auditor independence and the absence of conflicts of interest

•	Meets independently with management, internal audit and independent auditors

      In October 2002, the Board of Directors merged its Finance Committee into the Audit Committee, with the new Audit Committee having responsibility for all matters that would formerly have been the responsibility of either such committee.

Compensation Committee

•	Establishes executive compensation policies and guiding principles

•	Establishes the compensation of the Chairman/ CEO and the other top four proxy executives

•	Evaluates the design of compensation and benefit programs

•	Reviews all components of compensation for independent directors

Corporate Governance Committee

•	Addresses all matters of corporate governance

•	Evaluates qualifications and candidates for positions on the Board

•	Evaluates the performance of the Chief Executive Officer and the Board

•	Reviews succession plans and senior management performance

•	Maintains a Nominating Subcommittee which recommends to the full Committee criteria for selecting new directors, nominees for Board membership and the positions of Chairman, Chief Executive Officer and Chair of the Corporate Governance Committee, and whether a director should be invited to stand for re-election. The Subcommittee is comprised of the Chair of the Corporate Governance Committee plus, generally, one director selected from each class of directors.

      This Committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. To recommend a prospective nominee for the Committee’s consideration, you may submit the candidate’s name and qualifications to Medtronic’s Corporate Secretary in writing.

Technology and Quality Committee

•	Reviews policies, practices, processes and quality programs concerning technological and product research

•	Reviews quality process matters with Medtronic’s chief quality officer

•	Reviews efforts and investments in developing new products and businesses

•	Evaluates Medtronic’s technological education and recognition programs

      The following table summarizes the current membership of the Board and each of its committees, as well as the number of times each committee met during the fiscal year ended April 25, 2003 (“fiscal 2003”). Beginning in fiscal 2003, the Audit Committee meets at least four times a year.

				Corporate	Technology
	Board	Audit	Compensation	Governance	and Quality

Mr. Anderson	X		X	X

Mr. Bonsignore	X	X	Chair	X

Dr. Brody	X			X*	Chair

Mr. Collins	Chair

Dr. Gotto	X			X	X

Dr. Healy	X			X	X

Dr. Jackson	X			X*	X

Ms. O’Leary	X	X		X*

Mr. Rosso	X	Chair	X	X

Mr. Schuler	X	X	X	Chair*

Mr. Sprenger	X		X	X

Number of fiscal 2003 meetings	6	5	3	3	3

*	Denotes member of Nominating Subcommittee, which met two times in fiscal 2003.

      Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served (held during the period he or she served as a director and on the relevant committee).

Director Compensation

      Under the Medtronic, Inc. Outside Director Stock Compensation Plan (the “Director Plan”), non-employee director compensation has four components: an annual retainer, an annual cash stipend (committee chairs only), an annual stock option grant and an annual grant of deferred stock units. In addition, all new non-employee directors receive an initial stock option grant.

      The annual retainer for all non-employee directors for the 2002-2003 plan year (September 1, 2002 through August 31, 2003) is $60,000. The Chair of the Corporate Governance Committee receives an additional cash stipend of $10,000. The Chairs of the Audit, Compensation, and Technology and Quality Committees receive an additional annual cash stipend of $6,500. Each director has the choice of taking 100% of the annual retainer and annual cash stipend in cash or in a stock option. If an option is chosen, the number of shares subject to the option will equal four times the amount of the annual retainer and annual cash stipend forgone, divided by the fair market value of a share of Medtronic common stock on the last day of the plan year (which will also be the exercise price of the option). These options expire on the tenth anniversary of the date of grant. The annual retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year.

      Each non-employee director also receives on the first day of each plan year an annual stock option grant for a number of shares of Medtronic common stock equal to the amount of the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of the option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

      On the last day of each plan year, each non-employee director will be granted a number of deferred stock units (each representing the right to receive one share of Medtronic common stock) equal to the amount of the annual retainer earned divided by the average of the fair market value of a share of Medtronic common stock for the last 20 trading days during the plan year. Dividends paid on Medtronic common stock are credited to a director’s stock unit account in the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic common stock upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.

      On the date he or she first becomes a director, each new non-employee director also receives a one-time initial stock option grant for a number of shares of Medtronic common stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of such option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

      All of the non-employee director stock options described above vest and are exercisable in full on the date of grant, except that a director initially appointed by the Board will generally not be entitled to exercise any stock option until the director has been elected to the Board by Medtronic’s shareholders.

      As part of its overall program to promote charitable giving, the Medtronic Foundation matches gifts by Medtronic employees and directors to qualified educational institutions up to $7,000 per fiscal year. In addition, for any individual who became a director prior to July 1, 1998 and has served five or more years, the director may recommend charitable institutions to which Medtronic will make a total contribution of $1 million at the time of the director’s death.

Certain Relationships and Related Transactions

      During fiscal 2003, Tino Schuler, a son of director Jack W. Schuler, was employed by Medtronic as a director of marketing. Mr. Tino Schuler has worked for Xomed since August 1993. Xomed was acquired by Medtronic in 1999. Mr. Tino Schuler was paid an aggregate salary and bonus of $144,731 for his services during fiscal 2003. Director Gordon M. Sprenger’s son, Michael G. Sprenger, also worked as a director of marketing for Medtronic during fiscal 2003, receiving an aggregate salary and bonus of $176,525. Mr. Michael Sprenger has been a Medtronic employee since May 1989, prior to his father’s election to Medtronic’s Board in September 1991. Both Mr. Tino Schuler and Mr. Michael Sprenger received in fiscal 2003, in addition to their salaries and bonuses, the standard benefits provided to other Company employees.

GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

      In fiscal 1996, the Board of Directors adopted Principles of Corporate Governance (the “Governance Principles”). The Governance Principles charge the Corporate Governance Committee with establishing processes and procedures to ensure effective and responsive governance by the Board of Directors and include a description of the skills/characteristics and the principal duties of the Chair of the Corporate Governance Committee, a description of the duties of the Chairman of the Board, and a Charter of the Board of Directors intended as a tool to assist directors in fulfilling their responsibilities as Board members. The Governance Principles also provide that:

•	At least a majority of the members of the Board must be independent directors, and no more than three directors may be Medtronic employees. Currently only one director is a Medtronic employee.

•	The Corporate Governance Committee consists of all the independent directors and is chaired by an independent director.

•	The Corporate Governance Committee periodically evaluates the performance of the CEO and the Board as a whole, and its Nominating Subcommittee evaluates the performance of each director whose term is expiring based on criteria set forth in the Governance Principles.

      From time to time we revise our Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of our shareholders and other constituencies. Our Governance Principles are published on our web site at www.medtronic.com under the “Corporate Governance” caption.

Our Code of Conduct and Code of Ethics for Senior Financial Officers

      All of our employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code to the attention of Medtronic, through management or Company legal counsel or by using Medtronic’s confidential compliance line. Our Code of Conduct was recently amended to include certain specific policies (collectively, the “Code of Ethics for Senior Financial Officers”) applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer, in respect of internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest.

      The full text of our Code of Conduct, including our Code of Ethics for Senior Financial Officers, is published on our website, at www.medtronic.com, under the “Corporate Governance” caption. We intend to disclose future amendments to, or waivers of, our Code of Ethics for Senior Financial Officers on our website promptly following the date of such amendment or waiver.

Lead Director; Executive Sessions

      The Chair of our Corporate Governance Committee, Mr. Schuler, is our designated “Lead Director” and presides as the chair at meetings or executive sessions of the independent directors. At this time six regular meetings of our Board are held each year, and at each Board meeting our independent directors meet in executive session with no Company management present. The membership of each of our four Board committees — Audit Committee, Compensation Committee, Technology and Quality Committee and Corporate Governance Committee — consists solely of independent directors, and at each meeting of a Board committee the members meet in executive session with no Company management present.

Complaint Procedure; Communications with Directors

      The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Our Board of Directors may also be contacted via e-mail at “independentdirectors@medtronic.com”. Our independent “lead” director, Mr. Schuler, may be contacted via e-mail at leaddirector@medtronic.com.

Audit Committee Financial Experts

      All of our current Audit Committee members — Messrs. Rosso (Chair), Bonsignore and Schuler and Ms. O’Leary — are audit committee financial experts, as that term is defined in recently-adopted rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

Audit Committee Pre-Approval Policies

      Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Director Independence

      Under the recently-proposed New York Stock Exchange listing standards (the “Standards”), to be considered independent, a director must be determined to have no material relationship with Medtronic other than as a director. The Standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with Medtronic or its independent auditor. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with Medtronic, and restrict both commercial and not-for-profit relationships of all directors with Medtronic. Under the Sarbanes-Oxley Act of 2002, directors may not be given personal loans or extensions of credit by Medtronic, and all directors are required to deal at arm’s length with Medtronic and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

      The Board of Directors has determined that each of our non-management directors is independent under these Standards. In making its independence determinations, the Board noted that each of Mr. Schuler and Mr. Sprenger has a son who is employed by Medtronic, and that each such employee received more than $100,000 in compensation in fiscal year 2003. Mr. Schuler’s son was employed by a company acquired by Medtronic, and continued his employment with Medtronic following the acquisition. Mr. Sprenger’s son was a Medtronic employee prior to Mr. Sprenger’s election to the Board. The Board determined that these relationships are not material to the directors. Each of such employment relationships is maintained on an arm’s length basis; neither family member is an executive officer of Medtronic or a member of the household of the related director; and neither director has any material interest in the employment relationship.

      The Board also considered Mr. Anderson’s position as Chief Executive Officer of Northwest Airlines, which, with the Minneapolis-St. Paul Airport as one of Northwest Airlines’ major hubs, is the airline we use for a significant portion of our employees’ business travel to and from our World Headquarters. The Board determined that this relationship does not impair Mr. Anderson’s independence as a director, since our business relationship with Northwest Airlines pre-dates Mr. Anderson’s election to our Board and is maintained on an arm’s length basis, and the air travel is provided to Medtronic at market rates. Additionally, in making its independence determinations, the Board also noted Ms. O’Leary’s association with the Stanford Medical Center and Stanford Hospitals and Clinics, Dr. Brody’s association with The Johns Hopkins University and Dr. Gotto’s association with the Weill Medical College of Cornell University. We have research and/or business relationships with each of these institutions. The Board determined that such relationships do not impair the independence of Ms. O’Leary and Dr. Brody and Dr. Gotto, since in each case the relationships are maintained on an arm’s length basis and neither the directors nor the institutions with which they are affiliated are given special treatment in these relationships.

SHARE OWNERSHIP INFORMATION

      5% Owners. As reported in filings with the Securities and Exchange Commission, no shareholder beneficially owned more than 5% of Medtronic’s common stock as of July 3, 2003.

      Management Shareholdings. The following table shows the number of shares of Medtronic common stock beneficially owned as of July 3, 2003 by Medtronic’s directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

		Of Shares Beneficially
	Amount and Nature of	Owned, Amount that May Be
Name of Beneficial Owner	Beneficial Ownership(3)(4)	Acquired Within 60 Days

Richard H. Anderson(1)	2,700	2,675
Michael R. Bonsignore	38,702	25,589
William R. Brody, Ph.D., M.D.	49,805	35,758
Arthur D. Collins, Jr.(2)	2,445,094	1,618,455
Michael F. DeMane	266,142	233,191
Antonio M. Gotto, Jr., M.D., D.Phil.	110,311	52,859
William A. Hawkins	53,480	29,629
Bernadine P. Healy, M.D.	83,574	51,238
Shirley Ann Jackson, Ph.D.	7,189	6,822
Stephen H. Mahle	704,005	437,322
Denise M. O’Leary	18,787	17,388
Jean-Pierre Rosso	33,978	30,438
Robert L. Ryan	1,065,483	1,027,376
Jack W. Schuler	113,867	50,033
Gordon M. Sprenger	119,131	64,306
Directors and executive officers as a group (23 persons)	6,857,278	5,129,269

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares included in the above table which are owned by his minor son.
(2)	Mr. Collins disclaims beneficial ownership of 10,000 shares included in the above table which are held by the Collins Family Foundation, a charitable trust of which he is one of the trustees.
(3)	Based upon 1,217,868,613 shares outstanding as of July 3, 2003, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately 0.56% of the shares outstanding.
(4)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before September 1, 2003).

     Section 16(a) Beneficial Ownership Reporting Compliance. Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2003 all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for Ms. Janet Fiola who, due to an oversight, did not file timely reports for a sale of shares on November 13, 2002 and for gifts of shares made on June 11, 2002 and June 18, 2002, respectively. The reports were promptly filed upon discovery of the oversights.

REPORT OF THE COMPENSATION COMMITTEE ON
FISCAL 2003 EXECUTIVE COMPENSATION

Overview

      The Compensation Committee of the Board of Directors (the “Committee”) is comprised solely of directors who are not current or former employees of Medtronic, and each is independent as defined by existing New York Stock Exchange (NYSE) listing standards as well as in accordance with the proposed new NYSE listing standards. The Committee is responsible for establishing the compensation policies and evaluating the compensation programs for Medtronic’s executive officers and other key employees. The Committee engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee makes all reasonable attempts to satisfy the conditions to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Medtronic and its shareholders.

Compensation Philosophy

      The compensation program for executive officers is designed to:

•	Emphasize performance-based compensation.

•	Encourage strong financial performance by establishing aggressive goals for target performance and highly leveraged incentive programs.

•	Encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in Medtronic common stock.

      The principal elements of the program consist of base salary, annual incentives and long-term incentives in the form of stock options, performance shares and restricted stock. Medtronic’s philosophy is to position the aggregate of these elements at a level that is commensurate with Medtronic’s size and performance relative to other leading medical equipment and pharmaceutical companies, as well as a larger group of general industry companies. The Committee annually reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible general industry surveys.

      Base Salary. The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.

      Annual Incentive Awards. Executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. This is a formula-based plan with awards based on corporate, geographic and business unit performance. For fiscal 2003, corporate operating performance was assessed against target measures of diluted earnings per share, revenue growth and after-tax return on net assets, with these measures given weights of 50%, 30% and 20%, respectively. Business unit and geographic financial performance was assessed against target measures of earnings before interest and taxes, revenue growth, and controllable asset turnover, and in some cases, measures of quality, with these measures assigned respective weights that vary for each participant. For fiscal 2003, executive officers were eligible for Management Incentive Plan target awards ranging from 55% to 100% of base salary. Final awards can range from 0% to 235% of the target amounts, and a threshold level of performance is required before any payout occurs. For fiscal 2003, the CEO was eligible to receive a target award of 100% of base salary under the Management Incentive Plan. Annual performance was 134% of target and, consequently, the payout for the CEO was 134% of base salary.

      Stock Options. Stock options are granted annually to executive officers. Target awards are based on pre-established grant guidelines that are calibrated to competitive standards. Individual awards vary based on the individual’s responsibilities and performance, ability to impact financial performance and future potential. All grants are made at 100% of fair market value on the grant date.

      Restricted Stock/ Restricted Stock Units. Restricted stock and restricted stock unit grants are made on a limited basis to executive officers, taking into consideration retention and competitive practice. The CEO received a restricted stock unit grant in fiscal 2003. The award will cliff vest after five years but will not be distributed until at least one year after the CEO’s retirement.

      Performance Shares. Senior executives are eligible for grants of performance shares under the Performance Share program. Grants are made annually for overlapping three-year performance periods. Grant targets range from 40% to 100% of base salary. In fiscal 2003, the CEO received a Performance Share grant (for the 2003-2005 cycle) with a target payout equal to 100% of his base salary. Once a threshold level of performance is attained, final awards can range from 20% to 180% of the target amounts. Performance shares are based on performance measures of diluted earnings per share (40%), after-tax return on net assets (40%) and revenue growth (20%). These performance measures are the same for all program participants. The value of the award is based on the average price of Medtronic’s common stock for the last 20 trading days of the performance cycle, up to a maximum of three times the price at the date of grant. Half of the award is paid in Medtronic common stock, with the other half paid in cash or Medtronic common stock at the discretion of the Committee.

      For the 2001-2003 cycle, Medtronic’s cumulative diluted earnings per share performance, average after-tax return on net assets performance and average revenue growth were above target. Consequently, the payout for this cycle for all executive officers, including the CEO, was 113% of the target award. This award was paid 100% in Medtronic common stock.

      Stock Option Exchange Program. To encourage stock ownership by executives, Medtronic offers a program that allows executives to elect to receive stock options in lieu of some or all of the cash compensation under the Management Incentive Plan and the cash or stock compensation under the Performance Share program. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged. Stock options granted to named executives in fiscal 2003 under this program are disclosed in the “Option/ SAR Grants in Last Fiscal Year” table on page 18 of this Proxy Statement.

      Adjustments for Acquisitions and Charges. In determining award payments with respect to Medtronic’s short-term and long-term incentive programs, the Committee has adopted a long-standing practice of excluding from the calculation of performance results certain acquisitions and in-process research and development, special and other charges. Consistent with this practice, the performance results for the performance period ended in fiscal 2003 excluded a portion of certain acquisitions made during such performance period and the charges related thereto, as well as certain charges related to other matters such as litigation settlements.

      Compensation of Chief Executive Officer. The CEO’s compensation is comprised of base salary, annual incentive awards and long-term incentives as described above. The CEO received an 8% increase to base salary effective at the beginning of fiscal 2003 upon his additional appointment to Chairman of the Board.

Conclusion

      Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentives to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Medtronic’s compensation program directs the efforts of Medtronic’s executive officers toward the continued achievement of growth and profitability for the benefit of Medtronic’s shareholders.

COMPENSATION COMMITTEE:

Michael R. Bonsignore, Chair	Gordon M. Sprenger
Richard H. Anderson	Jack W. Schuler
Jean-Pierre Rosso

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The graph and table below compare the cumulative total shareholder return on Medtronic’s common stock with the cumulative total shareholder return on the Standard & Poor’s 500 Composite Index and the Standard & Poor’s 500 Health Care Equipment Index for the five-year period beginning April 30, 1998. The graph and table assume that $100 was invested on that date in Medtronic’s common stock, the S&P 500 Index and the S&P 500 Health Care Equipment Index and that all dividends were reinvested.

Comparison of Five-Year Cumulative Total Return Among Medtronic,

S&P 500 Index and S&P 500 Health Care Equipment Index

MEDTRONIC INC	$100.00	$136.24	$197.48	$170.25	$171.46	$184.20
S&P 500 INDEX	100.00	121.82	134.16	116.76	102.02	88.44
S&P 500 HEALTH CARE EQUIPMENT INDEX	100.00	127.16	140.01	135.68	146.18	145.96

EXECUTIVE COMPENSATION

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 25, 2003, April 26, 2002 and April 27, 2001 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of Medtronic.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts	Compensation
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	(#)(1)(4)	($)(4)	($)(5)

Arthur D. Collins, Jr.	2003	1,025,000	1,368,683	—	2,000,035	323,824	—	58,064
Chairman and Chief	2002	950,000	891,936	—	—	326,672	304,703	48,390
Executive Officer	2001	825,000	630,894	—	—	177,812	227,109	43,694
Stephen H. Mahle	2003	485,000	500,000	1,177	—	92,058	—	27,956
Senior Vice President &	2002	450,500	278,814	660	—	122,682	118,726	23,412
President, Cardiac	2001	425,000	147,416	1,626	—	75,653	—	24,989
Rhythm Management
Robert L. Ryan	2003	485,000	—	—	—	112,773	—	29,928
Senior Vice President &	2002	467,250	—	—	—	141,193	—	26,615
Chief Financial Officer	2001	445,000	—	—	—	120,915	—	25,140
Michael F. DeMane*	2003	385,000	315,000	—	—	49,031	—	25,678
Senior Vice President &
President, Spinal, ENT&SNT
William A. Hawkins*	2003	385,000	300,000	—	—	49,031	—	21,242
Senior Vice President &	2002	100,963	65,077	—	1,000,040	118,519	—	7,062
President, Vascular

*	Messrs. DeMane and Hawkins became executive officers on April 27, 2002 and January 7, 2002, respectively.

(1)	“Bonus” column does not include cash bonus payments that Mr. Ryan elected to forgo in order to receive stock options granted in lieu of all of his cash bonus compensation under the Management Incentive Plan. The cash bonus payments forgone by Mr. Ryan were: fiscal 2003, $375,000; fiscal 2002, $292,461; and fiscal 2001, $255,225. These stock options are included in the “Securities Underlying Options/ SARs” column. See “Report of the Compensation Committee on Fiscal 2003 Executive Compensation — Stock Option Exchange Program” and “Option/ SAR Grants in Last Fiscal Year,” below.

(2)	Amounts payable by Medtronic in above-market interest under deferred compensation plan.

(3)	Mr. Collins holds restricted stock units pursuant to grants made in August 1997 and October 2002. The 1997 units vested in fiscal 2003 and will be paid out upon his retirement. The 2002 units will cliff vest 100% five years after the date of grant but will not be distributed until at least one year after Mr. Collins’ retirement. As of April 25, 2003, Mr. Collins held stock units representing the right to receive 342,657 shares (which reflects crediting of dividends) valued at approximately $16,474,949 (based on the closing stock price of $48.08 per share on April 25, 2003). As of April 25, 2003, Mr. DeMane and Mr. Hawkins held 26,166 and 21,089 shares of restricted stock valued at $1,258,061 and $1,013,959, respectively, based on a closing stock price of $48.08 per share on April 25, 2003.

(4)	“LTIP Payouts” column includes the value of both cash and stock earned upon payment of performance share awards as described in “Other Long-Term Incentive Awards” below. The column does not include the value of cash and/or Long-Term Incentives that the executives elected to forgo in order to receive stock options granted in lieu of part or all of such compensation. Such amounts forgone by Messrs. Collins, Mahle, and Ryan, respectively, for each of the three-year performance cycles ending in the following fiscal years were: fiscal 2003, $409,850, $168,924, and $176,857; fiscal 2002, $304,704, $118,726, and $269,461; fiscal 2001, $681,327, $301,178, and $404,998. Those stock options are included in the “Securities Underlying Options/ SARs” column. See “Report of the Compensation Committee on Fiscal 2003 Executive Compensation — Performance Shares” and “Stock Option Exchange Program” and “Option/ SAR Grants in Last Fiscal Year,” below.

(5)	Amounts in this column for fiscal 2003 include the following: Medtronic contributed to each of the named executive officers $5,000 in shares of Medtronic stock under the employee stock ownership plan; Medtronic contributed $10,500, to each of Messrs. Collins and Ryan, $8,877 to Mr. Mahle, $9,000 to Mr. DeMane, and $10,007 to Mr. Hawkins to match employee contributions under the 401(k) supplemental retirement plan; and Medtronic contributed $42,564, $14,079, $14,428, $11,678, and $6,235 to Messrs. Collins, Mahle, Ryan, DeMane and Hawkins, respectively, toward the right to receive shares of Medtronic stock under the non- qualified supplemental benefit plan.

Option/ SAR Grants In Last Fiscal Year

      The following table sets forth for each of the named executives the stock options granted by Medtronic in fiscal 2003 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements. No stock appreciation rights were granted to the named executives in fiscal 2003.

						Potential Realizable Value at
						Assumed Annual Rates of
						Stock Price Appreciation For
	Individual Grants					Option Term

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	Or Base
	Options/SARs		Employees in	Price	Expiration	0%	5%	10%
Name	(#)		Fiscal Year	($/SH)	Date	($)	($)(4)	($)(4)

Mr. Collins	289,726	(1)	1.6	44.87	10/24/12	0	8,175,634	20,718,661
	34,098	(2)	0.2	48.08	4/25/13	0	1,031,030	2,612,832
Mr. Mahle	78,004	(1)	0.4	44.87	10/24/12	0	2,201,156	5,578,162
	14,054	(2)	0.1	48.08	4/25/13	0	424,954	1,076,918
Mr. Ryan	66,860	(1)	0.4	44.87	10/24/12	0	1,886,689	4,781,240
	14,714	(2)	0.1	48.08	4/25/13	0	444,911	1,127,492
	31,199	(3)	0.2	48.08	4/25/13	0	943,372	2,390,690
Mr. DeMane	49,031	(1)	0.3	44.87	10/24/12	0	1,383,581	3,506,267
Mr. Hawkins	49,031	(1)	0.3	44.87	10/24/12	0	1,383,581	3,506,267

(1)	These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(2)	These stock options were granted in lieu of all or part of the cash and/or stock compensation for the fiscal 2001-2003 performance cycle under Medtronic’s long-term incentive plan. Because the executives elected to forgo cash compensation to receive the options, which were granted on April 25, 2003, the options were 100% vested at grant. See “Report of the Compensation Committee on Fiscal 2003 Executive Compensation — Stock Option Exchange Program.”

(3)	These stock options were granted in lieu of the cash compensation for fiscal 2003 under Medtronic’s annual incentive plan. Because the executive elected to forgo cash compensation to receive the options, which were granted on April 25, 2003, the options were 100% vested at grant. See “Report of the Compensation Committee on Fiscal 2003 Executive Compensation — Stock Option Exchange Program.”

(4)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of Medtronic’s common stock price.

Aggregated Option/ SAR Exercises In Last Fiscal Year
     And Fiscal Year-End Option/ SAR Values

      The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 2003 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 25, 2003.

			Number of
			Securities Underlying
			Unexercised	Value of
			Options/SARs	Unexercised in-the-Money
			at Fiscal	Options/SARs at
	Shares		Year-End(#)	Fiscal Year-End ($)(1)
	Acquired	Value
	on	Realized	Exercisable/	Exercisable/
Name	Exercise	($)	Unexercisable	Unexercisable

Mr. Collins	42,448	1,575,882	1,610,335/618,414	33,993,625/3,081,614
Mr. Mahle	28,576	1,095,461	434,432/211,215	7,915,326/911,507
Mr. Ryan	60,000	2,530,653	1,012,388/182,374	20,456,252/990,825
Mr. DeMane	7,000	141,255	240,344/105,872	4,745,385/541,968
Mr. Hawkins	0	0	29,629/137,921	0/157,390

(1)	Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $48.08, the closing price per share on April 25, 2003, by the number of shares subject to such options. Amounts include stock options granted on April 25, 2003 in lieu of cash compensation for fiscal 2003 under Medtronic’s annual incentive plan and cash and/or stock compensation upon payment of performance share awards for the fiscal 2001-2003 performance cycle as described in “Other Long-Term Incentive Awards” below. See “Report of the Compensation Committee on Fiscal 2003 Executive Compensation — Stock Option Exchange Program.”

Other Long-Term Incentive Awards

      The following table sets forth the number of performance share units granted to each of the named executives in fiscal 2003 under Medtronic’s 1994 Stock Award Plan and the performance-based award formula under such Plan.

Long-Term Incentive Plans — Awards In Last Fiscal Year(1)

	Number of		Estimated Future Payouts Under
	Shares, Units	Performance or	Non-Stock Price Based-Plans
	or Other	Other Period
	Rights	Until Maturation	Threshold	Target	Maximum
Name	(#)	or Payout	(#)	(#)	(#)

Mr. Collins	22,512	4/27/02-4/29/05	4,503	22,512	40,522
Mr. Mahle	6,392	4/27/02-4/29/05	1,279	6,392	11,506
Mr. Ryan	6,392	4/27/02-4/29/05	1,279	6,392	11,506
Mr. DeMane	4,613	4/27/02-4/29/05	923	4,613	8,304
Mr. Hawkins	5,074	4/27/02-4/29/05	1,015	5,074	9,134

(1)	Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with 20% and 180% as the threshold and maximum payouts, respectively. Payout of 100% of the units granted represents the target payout. Half of the award is paid in Medtronic common stock, with the other half paid in cash or Medtronic common stock at the discretion of the Compensation Committee. The value of an award is determined when it is earned based on the average fair market value per share for the last 20 trading days of the performance cycle. Medtronic offers a program that allows executives to receive stock options in lieu of cash or stock compensation. See “Report of the Compensation Committee on Fiscal 2003 Executive Compensation — Performance Shares” and “— Stock Option Exchange Program.”

Equity Compensation Plan Information

      The following table provides information about Medtronic’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 25, 2003, including the 1979 Nonqualified Stock Option Plan, the 1994 Stock Award Plan, the 1995 Employees Stock Purchase Plan and the 1998 Outside Director Stock Compensation Plan. The table does not include information about the proposed Medtronic 2003 Long-Term Incentive Plan which is being submitted for shareholder approval at the Annual Meeting.

	(a)	(b)	(c)

	Number of securities		Number of securities remaining
	to be issued	Weighted average	available for future issuance
	upon exercise	exercise price	under equity compensation
	of outstanding options,	of outstanding options,	plans (excluding securities
Plan Category(1)	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders (2)	69,437,869	$39.86	33,285,531
Equity compensation plans not approved by security holders (3)	535,443	$33.82	2,453,491

(1)	The table does not include information regarding options, warrants or rights assumed in connection with acquisitions completed prior to April 25, 2003. In connection with such acquisitions, Medtronic has assumed options, warrants and rights to purchase securities of the acquired company that were outstanding at the time of the acquisition, and has treated these as options, warrants and rights to acquire Medtronic common stock based upon conversion ratios negotiated in each acquisition. As of April 25, 2003, 6,239,204 shares of Medtronic common stock were issuable upon the exercise of options, warrants and rights assumed in connection with acquisitions and the weighted average exercise price of such options, warrants and rights was $22.16 per share. No additional options, warrants or rights may be granted under the plans that govern options, warrants or rights assumed in connection with acquisitions.

(2)	Awards under the 1994 Stock Award Plan may consist of Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Other Stock-Based Awards, except that no more than 35% (approximately 35,980,000 shares) of all shares may be granted in the aggregate pursuant to Restricted Stock, Performance Share and Other Stock-Based Awards.

Column A includes 711,504 shares representing Deferred and Restricted Stock Units to be paid out after the employees’ retirement. These shares increase the number of shares in Column A and decrease the number of shares in Column C.

Column C includes 12,894,698 shares available for issuance under the 1995 Employees Stock Purchase Plan.

(3)	The Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (the “1998 Plan”) was approved by Medtronic’s Board of Directors and became effective in March 1998. Under the rules of the New York Stock Exchange, no shareholder approval was required for the 1998 Plan. The 1998 Plan provides that non-employee directors receive compensation as follows: (1) on the date of first becoming a director, the director receives a one-time stock option grant to purchase a number of shares equal to two times the amount of the annual retainer divided by the fair market value (“FMV”) of a share of Medtronic stock on the date of grant; (2) an annual retainer (and annual cash stipend for Committee chairs) which can be taken as 100% cash or 100% stock options at the director’s election; if options are chosen, the number of shares will equal four times the amount of the annual retainer (and annual cash stipend for Committee chairs) earned divided by the FMV of a share of Medtronic stock on the last day of the plan year; (3) an annual stock option grant on the first day of the plan year for Medtronic stock equal to the amount of the annual retainer divided by the FMV of a share of Medtronic stock on the date of grant; and (4) a number of deferred stock units on the last day of each plan year equal to the amount of the annual retainer earned divided by the average of the FMV of a share of Medtronic stock for the last 20 trading days during the plan year. All options vest 100% on the date of grant except that such options may not be exercised until the shareholders elect the director for the first time. The annual retainer described in item (2) above is reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year.

Pension Plan

      Medtronic’s pension plan is a defined benefit, tax qualified retirement plan covering most U.S. employees. It generally provides an annual benefit equal to a percentage of the average of the highest five consecutive years of compensation (including certain incentive compensation) during an employee’s participation in the plan, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis. The compensation considered in determining the pensions payable to the executive officers named in the Summary Compensation Table is the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table.

	Pension Plan Table
Highest Consecutive Five-Year	Years of Credited Service with Medtronic
Average Annual
Compensation(1)	15	20	25	30	35

$ 200,000	$33,242	$44,323	$55,404	$66,485	$77,566
400,000	69,722	92,963	116,204	139,445	162,686
600,000	106,202	141,603	177,004	212,405	247,806
800,000	142,682	190,243	237,804	285,365	332,926
1,000,000	179,162	238,883	298,604	358,325	418,046
1,200,000	215,642	287,523	359,404	431,285	503,166
1,400,000	252,122	336,163	420,204	504,245	588,286
1,600,000	288,602	384,803	481,004	577,205	673,406
1,800,000	325,082	433,443	541,804	650,165	758,526

(1)	Calculated by considering a participant’s compensation during the participant’s credited years of service. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 25, 2003: Mr. Collins, 11 years; Mr. Mahle, 31 years; Mr. Ryan, 10 years; Mr. DeMane, 4 years and Mr. Hawkins, 1 year. Benefits are offset by a Social Security allowance as published each year by the Internal Revenue Service. The Internal Revenue Code imposes certain limits on the amount of benefits that may be paid from tax qualified pension plans like Medtronic’s plan. Medtronic’s non- qualified supplemental benefit plan has been established to restore benefits to executives who may be affected by those limits. The non-qualified supplemental benefit plan provides retirees with supplemental benefits so that, in general, they will receive total benefits equal to the level of benefits that would have been payable under Medtronic’s pension plan if the Internal Revenue Code limits had not been in effect and if the executive had not elected to defer compensation under Medtronic’s deferred compensation programs. The amounts shown in the pension plan table above include the retirement benefits provided under the non-qualified supplemental benefit plan.

Employment and Change in Control Arrangements

      Change in Control Arrangements. Medtronic’s executive officers, including those named in the Summary Compensation Table, have change in control agreements (the “Agreements”) with Medtronic. The Agreements operate only upon the occurrence of a “change in control” as described below. Absent a “change in control,” the Agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

      Each Agreement provides that for three years after a “change in control” there will be no adverse change in the executive’s salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel) or voluntarily during the 30-day period following the first anniversary of the “change in control,” the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination and, except in the event of death or disability, a lump sum severance payment (“Lump Sum Payment”) equal to three times (two times in the event of voluntary termination by the executive in the aforementioned 30-day period) the sum of his or her base salary and annual bonus. The executive is also entitled to the continuation of certain insurance and other welfare plan benefits for a period of time not exceeding three (or, in certain cases, two) years. Further, if the executive is required to pay any federal excise tax on the payments associated with the change in control, an additional payment (“gross-up”) is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no such excise tax had been imposed.

      Generally, and subject to certain exceptions, a “change in control” is deemed to have occurred if: (a) a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or (c) Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

      In addition, similar events also constitute a “change in control” under certain of Medtronic’s compensation plans. If a “change in control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. Medtronic’s long-term incentive plans and related agreements provide that in the event of a “change in control” of Medtronic, all stock options will become immediately exercisable in full, all restrictions under outstanding restricted stock or units will immediately lapse, and performance share awards will immediately vest and pay out in a pro rata amount based on the portion of the performance period elapsed prior to the “change in control” and on certain assumptions as to the anticipated performance which would have been achieved during the remainder of the performance period.

      If a “change in control” occurs, subject to certain limitations, Medtronic’s contributions to the employee stock ownership plan for that year will equal the greater of Medtronic’s target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 2003) or, if a “change in control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change in control” and disregarding the effects of the “change in control.” If a “change in control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic’s target percentage matching contribution (currently 75% of the first 6% of a participant’s contribution in fiscal 2003), or if the “change in control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change in control” and disregarding the effects of the “change in control.”

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of Medtronic. The Audit Committee consists of the four members listed below, and each is independent as defined by existing New York Stock Exchange (NYSE) listing standards as well as in accordance with the proposed new NYSE listing standards. All of the members of the Audit Committee qualify as “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of

2002. The Audit Committee has a written charter describing its functions which has been recently amended and approved by the Board and is set forth in Appendix A to this Proxy Statement.

      Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent auditors, PricewaterhouseCoopers LLP. The auditors report directly to the Audit Committee and are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

      In this context, the Audit Committee has held discussions with management and the independent auditors. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. The independent auditors provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee considered the compatibility of non-audit services with the auditors’ independence and discussed with the auditors their independence.

      Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal 2003 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers LLP as Medtronic’s independent auditors for fiscal 2004. Audit, audit-related and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers LLP are subject to pre-approval by the Audit Committee.

AUDIT COMMITTEE:

Jean-Pierre Rosso, Chair Michael R. Bonsignore	Denise M. O’Leary Jack W. Schuler

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS

      The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for Medtronic for the fiscal year ending April 30, 2004. Although not required, the Board of Directors wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of Medtronic’s annual financial statements for the fiscal years ended

April 26, 2002 and April 25, 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	2002	2003

Audit(1)	$2,314,000	$2,627,000
Audit-Related Fees(2)	$544,000	$656,000
Tax Fees(3)	$1,279,000	$1,847,000
All Other Fees(4)	$797,000	$208,000

(1)	Audit services consisted principally of assistance with Medtronic’s domestic and international GAAP audits, statutory audits, review of registration statements and Medtronic’s issuance of debentures.

(2)	Audit-related services consisted principally of assistance with matters related to audits of employee benefits plans, assistance to internal audit, and due diligence and technical accounting consulting and research.

(3)	Tax advisory services were provided principally for assistance with transfer pricing and tax compliance.

(4)	In June 2002, the Audit Committee determined that Medtronic will engage PricewaterhouseCoopers LLP for audit, audit-related and tax advisory services only. A limited number of other non-audit services already underway with PricewaterhouseCoopers LLP were permitted to be continued to be handled by them through completion. These services consisted primarily of consulting services for patient-related information systems and project management.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

PROPOSAL 3 — APPROVAL OF MEDTRONIC’S 2003 LONG-TERM INCENTIVE PLAN

      The Board of Directors has adopted, subject to shareholder approval, the 2003 Long-Term Incentive Plan (the “2003 Plan”). The 2003 Plan permits Medtronic to grant stock options, stock appreciation rights, shares of restricted stock, performance-based awards, other stock-based awards or other cash-based awards to participants.

      Medtronic believes that the 2003 Plan will motivate those employees, prospective employees and other participants who are selected to participate in the 2003 Plan of Medtronic and its affiliates to exert their best efforts on behalf of Medtronic and its affiliates and that Medtronic will benefit from the added interest which such participants will have in the welfare of Medtronic as a result of their proprietary interest in Medtronic’s success. The description of the 2003 Plan set forth below is a summary only, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2003 Plan itself. The complete text of the 2003 Plan is attached as Appendix B to this Proxy Statement.

      Shareholder approval of Proposal No. 3 will constitute approval of (i) the performance criteria upon which performance-based awards may be based under the 2003 Plan in those instances in which such awards are intended to be deductible by Medtronic under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the “Code”), (ii) the annual per participant limit of 2,000,000 shares on grants of options, stock appreciation rights, restricted stock, performance-based awards or other stock-based awards or any combination thereof (iii) the annual per participant limit of $3,000,000 for other cash-based awards that are not denominated or payable in shares of Common Stock and (iv) the class of participants eligible to receive awards under the 2003 Plan. See “Tax Status of 2003 Plan Awards — Section 162(m).”

      Because awards under the 2003 Plan will occur in the future and cannot be determined at this time, it cannot be determined at this time what amounts or benefits, if any, will be received by any participant with respect to any year under the 2003 Plan.

Description of the 2003 Plan

      Administration. The 2003 Plan will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), which may delegate its duties and powers, in whole or in part, to (i) any subcommittee consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”) (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code, “outside directors” within the meaning thereof and (ii) persons who are not non-employee directors for purposes of determining and administering awards to those participants who are not then subject to the reporting requirements of Section 16 of the Act. The Compensation Committee is authorized to interpret the 2003 Plan, to establish, amend and rescind any rules and regulations relating to the 2003 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2003 Plan.

      Term. No awards may be made under the 2003 Plan after ten years from the date of its approval by shareholders.

      Participants. Awards may be granted under the 2003 Plan to an employee of Medtronic or an affiliate who is selected by the Compensation Committee to participate in the 2003 Plan. An award may also be granted to any consultant, agent, advisor or independent contractor who renders bona fide services to Medtronic or an Affiliate that (i) are not in connection with the offer and sale of Medtronic’s securities in a capital-raising transaction and (ii) do not directly or indirectly promote or maintain a market for Medtronic’s securities.

      Shares Subject to the Plan. The total number of shares of Medtronic common stock (“Common Stock”) which may be issued under the 2003 Plan is 60,000,000 of which no more than 50% may be issued in the form of restricted stock or other stock-based awards payable in shares of Common Stock. As of July 3, 2003, the closing price on the New York Stock Exchange of a share of Common Stock was $48.61.

      Stock Options and Stock Appreciation Rights. The 2003 Plan permits the Compensation Committee to award either non-qualified or incentive stock options. The Compensation Committee will determine the terms and conditions of options granted under the 2003 Plan, including vesting and exercisability, but in no event shall an option be exercisable more than ten years after it is granted. The Compensation Committee currently intends to grant options that provide that the unvested portion of an option will immediately become vested upon the participant’s termination of employment due to death, disability or retirement.

      The exercise price per share of Common Stock for any option awarded under the 2003 Plan will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. To the extent permitted by the Compensation Committee, the exercise price of an option may be paid (a) in cash or its equivalent, (b) in shares of Common Stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the Compensation Committee; provided, that such shares were purchased on the open market or have been held by the participant for no less than six months, (c) partly in cash and partly in shares of Common Stock or, (d) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell shares of Common Stock obtained upon the exercise of the option and to deliver promptly to Medtronic an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares of Common Stock being purchased.

      The Compensation Committee may grant stock appreciation rights independent of or in conjunction with an option, or a portion thereof, under the 2003 Plan. The exercise price of a stock appreciation right shall not be less than the fair market value of the Common Stock on the date the stock appreciation right is granted, provided, however, that , in the case of a stock appreciation right granted in conjunction with an option, the exercise price may not be less than the exercise price of the related option. Each stock appreciation right granted independent of an option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares covered by the stock appreciation right. Each stock appreciation right granted in conjunction with an option shall entitle a participant to surrender to Medtronic the unexercised option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares covered by the option which is surrendered. Payment for the stock appreciation right shall be made in shares or in cash, or partly in shares and partly in cash (any such shares valued at such fair market value) as determined by the Compensation Committee.

      No Repricing. The 2003 Plan prohibits the repricing of options or stock appreciation rights.

      Restricted Stock. The 2003 Plan permits the grant of shares of restricted stock to a participant. The Compensation Committee shall determine the number of shares of restricted stock to grant to a participant, the duration of the period during which, and the conditions, if any, under which the restricted stock may be forfeited to Medtronic and the other terms and conditions of restricted stock awards. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the 2003 Plan or the applicable award agreement. Shares of restricted stock will be registered in the name of the participant and held by Medtronic. After the lapse of the restrictions applicable to such shares of restricted stock, Medtronic will deliver such shares to the participant or the participant’s legal representative. Dividends or dividend equivalents paid on any shares of restricted stock may be paid directly to the participant, withheld by Medtronic subject to vesting of the restricted stock pursuant to the terms of the applicable award agreements, or may be reinvested in additional shares of restricted stock, as determined by the Compensation Committee in its sole discretion.

      Other Stock-Based Awards. The Compensation Committee, in its sole discretion, may grant long-term incentives, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock of Medtronic. Such other stock-based awards shall be in such form, and subject to such conditions, as the Compensation Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other stock-based awards may be granted alone or in addition to any other awards granted under the 2003 Plan.

      Limitations. The maximum number of shares of Common Stock covered by options, stock appreciation rights, restricted stock, performance-based awards, or other stock-based awards or any combination thereof that may be granted during any fiscal year to any participant will be 2,000,000.

      Other Cash-Based Awards. In addition to other stock-based awards described above, the Compensation Committee may grant such other incentives denominated in cash and payable in cash under the 2003 Plan as the Compensation Committee determines to be in the best interests of Medtronic and subject to such other terms and conditions as it deems appropriate. The maximum amount of other cash-based awards (including those that are performance-based) that may be granted during any fiscal year will be $3,000,000; provided, however, that for such awards with performance periods longer than one year the maximum will be $3,000,000 for each fiscal year in the performance period.

      Performance-Based Awards. The Compensation Committee may grant performance-based awards of restricted stock, other stock-based awards and other cash-based awards to participants. Any such awards granted to participants who may be “covered employees” under Section 162(m) of the Code or any successor section thereto shall be consistent with the provisions thereof. Performance-based awards shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) asset turnover; (xx) inventory turnover; (xxi) economic value added (economic profit); and (xxii) total shareholder return. To the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to the negative effect of unusual or nonrecurring items, extraordinary items, discontinued operations or cumulative effects of accounting changes. With respect to performance-based awards, (a) the Compensation Committee shall establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of the performance period (but in no event after 25% of such period has elapsed) and (b) no awards shall be granted to any participant for a given period of service until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

      Adjustments Upon Certain Events. In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the Compensation Committee, in its sole discretion, may adjust (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2003 Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which awards (including limits established for restricted stock or other stock-based awards) may be granted during a fiscal year to any participant, (iii) the exercise price of any option or stock appreciation right and/or (iv) any other affected terms of such awards.

      Upon the occurrence of a “change in control” of Medtronic (as defined in the 2003 Plan), the 2003 Plan provides that unless otherwise provided in the applicable award agreement at the time of grant, the following will occur with respect to any and all awards outstanding: (i) any and all stock options and stock appreciation rights granted will vest in full and become immediately exercisable, and will remain exercisable throughout their entire term; (ii) any restrictions imposed on restricted stock (including performance-based awards in restricted stock) will lapse; (iii) a pro rata payment of all other performance-based awards will be made; and (iv) the maximum payout opportunities attainable under all other stock-based awards and other cash-based awards that are not performance-based awards will be deemed to have been fully earned for the entire performance period(s).

      Amendment and Termination. The Board of Directors may amend, alter or discontinue the 2003 Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of Medtronic, if such action would increase the total number of shares reserved for the purposes of the 2003 Plan or increase the maximum number of shares of restricted stock or other stock-based awards that may be awarded thereunder, or the maximum number of shares for which awards may be granted to any participant, (b) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the 2003 Plan, or (c) to the provision relating to repricing of options or stock appreciation rights.

Tax Status of 2003 Awards

      Introduction. The following discussion of the federal income tax status of awards under the 2003 Plan is based on current federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes that are not described below.

      Incentive Stock Options. If the option is an incentive stock option, no income is realized by the participant upon grant or exercise of the option, and no deduction is available to Medtronic at such time except that upon exercise the excess of the fair market value of the Common Stock over the exercise price of the option is an item of tax preference potentially subject to the alternative minimum tax. If the Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, upon disposition of the shares, any resulting gain is taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of such periods, any gain on the disposition of the shares, up to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price of the option, is taxed at ordinary rates as compensation paid to the participant, and Medtronic is entitled to a deduction for an equivalent amount. Any amount received by the participant upon such disposition prior to the expiration of the holding periods in excess of the exercise price paid by the participant plus the amount of compensation income recognized is taxed at capital gains rates.

      Non-Qualified Options. If the option is a non-qualified option, no income is realized by the participant at the time of grant of the option, and no deduction is available to Medtronic at such time. At the time of exercise (other than by delivery of Common Stock to Medtronic), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, and Medtronic receives a tax deduction for the same amount. If an option is exercised by delivering Common Stock to Medtronic, a number of shares received by the participant equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the participant when Common Stock is delivered in payment of the exercise price will be taxable to the participant as ordinary income (and Medtronic will receive a corresponding deduction), and the participant’s tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise will be treated as capital gain or loss if the required holding period requirements are met.

      Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is awarded, and no deduction is available to Medtronic at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash or the fair market value of the Common Stock received by the participant, and Medtronic shall be entitled to a deduction of equivalent value.

      Restricted Stock and Other Awards. Subject to Section 162(m) of the Code, discussed below, Medtronic receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on it lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date the restricted stock is granted as permitted under Section 83(b) of the Code, in which case both Medtronic’s deduction and the participant’s inclusion in income occur on the grant date. The value of any part of any other award distributed to participants shall be taxable as ordinary income to such participants in the year in which such stock, cash or other consideration is received, and, subject to Section 162(m) of the Code, Medtronic will be entitled to a corresponding tax deduction.

      Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to such deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In addition, in the case of performance-based awards, other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established and certified by a committee comprised solely of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of options and stock appreciation rights granted pursuant to a performance-based award, the above requirements must be satisfied and the exercise price of the option or stock appreciation right may not be less than fair market value of the Common Stock on the date of grant.

Adoption of Proposal No. 3

      Medtronic believes that its best interests will be served by the approval of Proposal No. 3. The 2003 Plan will enable Medtronic to be in a position to continue to grant long-term incentive awards to participants, including those who through promotions and development of Medtronic’s business will be entrusted with new and more important responsibilities, while preserving, where appropriate, the tax deductibility of these awards.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC, INC. 2003 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4 — APPROVAL OF MEDTRONIC’S EXECUTIVE INCENTIVE PLAN

      The Board of Directors has adopted, subject to shareholder approval, the Medtronic, Inc. Executive Incentive Plan (the “Plan”). The purpose of the Plan is to establish a program of incentive compensation for certain key executives of Medtronic and to ensure that the payment of such bonuses will be deductible under Section 162(m) of the Code.

      Section 162(m) of the Code limits Medtronic’s tax deduction to $1,000,000 per year per executive for certain compensation paid to each of its chief executive officer and the other four highest compensated executives of Medtronic at the end of Medtronic’s taxable year (each a “Covered Employee”). In general, the regulations under Section 162(m) exclude from this limitation compensation that is, among other things, calculated based on objective performance criteria and awarded under a plan that has received shareholder approval. The Board therefore recommends shareholder approval of the Plan so that Medtronic may, if all other requirements of the regulations are met, fully deduct certain annual cash bonus payments to the Covered Employees (described below as “Bonuses”) in compliance with Section 162(m) of the Code, to the extent consistent with the best interests of Medtronic.

      The Board believes that the Plan will provide Medtronic with an effective vehicle to focus and motivate the annual performance of the selected key executives of Medtronic and offer them opportunities to attain competitive levels of compensation. The description of the Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan itself. The complete text of the Plan is attached as Appendix C to this Proxy Statement.

      Because amounts payable under the Plan are based on satisfaction of performance goals and on bonus targets to be determined for each applicable performance period, it cannot be determined at this time what amounts, if any, will be received by any selected key executive with respect to any year under the Plan.

      Description of the Plan. The purpose of the Plan is to motivate and reward selected Covered Employees by making all or a significant portion of their annual cash bonuses directly dependent upon achieving key strategic objectives. The Plan will provide the opportunity for those key executives to earn substantial incentive cash compensation for attaining financial and operational objectives that are critical to Medtronic’s ongoing growth and profitability.

      The Plan allows the Compensation Committee of the Board of Directors of Medtronic (or, in certain situations, its delegate) (the “Committee”) to grant annual awards to selected key executives who are or are expected to be Covered Employees.

      As indicated above, the Plan has been designed and will be administered to provide “performance-based” incentive compensation, within the meaning of Section 162(m) of the Code. To that end, a Bonus may be granted in the discretion of the Compensation Committee to any participant in the Plan who the Compensation Committee reasonably believes may be a Covered Employee. The amount of any Bonus will be based on objective performance goals established by the Compensation Committee, based on attainment of specific levels of performance of Medtronic (or of a subsidiary, division, or department thereof) with reference to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, deprecia-

tion and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvements of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) asset turnover; (xx) inventory turnover; (xxi) economic value added (economic profit); and (xxii) total shareholder return. All terms and conditions of Bonuses, and the Plan provisions referring thereto, are intended to be administered and interpreted in accordance with Section 162(m) of the Code, to ensure the deductibility of Medtronic of the Bonuses. The performance goals based on one or more of the foregoing performance factors will be established by the Compensation Committee no more than 90 days after the commencement of the period to which the performance goals relate (or, if less, the number of days which is equal to 25 percent of the relevant performance period). The Compensation Committee has the authority to determine in its sole discretion the applicable performance period relating to any Bonus, subject to any applicable restrictions imposed by Section 162(m) of the Code.

      At the end of the applicable performance period, the Compensation Committee must certify as to the attainment of the applicable performance goals prior to payment of any Bonus, and may reduce (but not increase) the amount of any Bonus. Bonuses will be paid, as soon as practicable after certification of attainment of performance goals by the Compensation Committee. The performance goals may be calculated without regard to the negative effect of unusual or nonrecurring items, extraordinary items, discontinued operations or cumulative effects of accounting charges. Payment may be deferred, in part or whole, by participants with Compensation Committee approval. The maximum amount of a Bonus under the Plan that may be granted in any fiscal year to any one participant is $3,000,000.

      The Plan may be amended or suspended in whole or in part at any time and from time to time by the Compensation Committee, but may not be amended to increase the maximum cost of the Plan to Medtronic without shareholder approval.

Adoption of Proposal No. 4.

      Medtronic believes that its best interests will be served by the approval of Proposal No. 4. The Plan will enable Medtronic to be in a position to preserve, where appropriate, the tax deductibility of cash bonuses to key executives.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC, INC. EXECUTIVE INCENTIVE PLAN.

OTHER INFORMATION

Expenses of Solicitation

      Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

      Medtronic has retained Mellon Investor Services, LLC a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of $10,000 plus reimbursement for certain out-of-pocket expenses.

Shareholder Proposals and Director Nominations

      In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2004 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic’s offices no later than March 30, 2004. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

      Medtronic’s articles of incorporation provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic’s offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s articles of incorporation and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination.

      All submissions to, or requests from, the Corporate Secretary should be made to Medtronic’s principal offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432.

Delivery of Documents to Shareholders Sharing an Address

      The Securities and Exchange Commission recently adopted amendments to its rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding”, can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Medtronic’s shares and wish to receive only one copy of the Proxy Statement and Annual Report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

      Medtronic’s 2003 Annual Report, including financial statements, is being sent to shareholders of record as of July 3, 2003, together with this Proxy Statement.

      MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 25, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

      The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

David J. Scott
Secretary
MEDTRONIC, INC.

Appendix A

MEDTRONIC, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER
(As amended through June 26, 2003)

Purpose

The purpose of the Audit Committee is to represent and assist the Board of Directors in its oversight of (1) the integrity of the financial reporting of the Company, (2) the independence, qualifications and performance of the Company’s external auditor and the performance of the internal auditors and (3) the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Members

The Audit Committee shall consist of at least three members of the Board who satisfy the independence requirements under the rules of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment. The Board shall designate one member as Chairman or delegate authority to designate a Chairman to the Audit Committee. Each member of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Outside Advisors

The Audit Committee shall have the authority to retain such outside legal, accounting or other consultants or advisors as it determines appropriate to assist it in the performance of its functions, or to advise or inform the Committee. The Committee may also meet with investment bankers and financial analysts. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors retained by the Audit Committee.

Duties and Responsibilities

On behalf of the Board, the Audit Committee shall, among its duties and responsibilities:

1.	Review the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, significant issues and judgments regarding accounting and auditing principles and practices, and the effect of regulatory and accounting initiatives on the Company’s financial statements, and recommend to the Board whether the financial statements should be included in the Form 10-K. The review of the annual audited financial statements also includes a review of any transactions as to which management obtained a letter pursuant to Statement on Auditing Standards No. 50.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to filing the Form 10-Q, including the results of the independent auditor’s review of them and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

3.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

4.	Meet periodically with management to review the Company’s major financial and business risk exposures and the steps management has taken to monitor and control such exposures.

5.	The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work. In this regard, the Audit Committee shall appoint and retain, subject to approval by the Company’s shareholders, compensate, evaluate, and terminate when appropriate, the independent auditor, which shall report directly to the Audit Committee.

6.	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor and establish policies and procedures for the engagement of the independent auditor to provide auditing and permitted non-audit services.

7.	Obtain and review, at least annually, a report by the independent auditor describing the independent auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

8.	Receive at least annually and discuss with the independent auditor the auditor’s report regarding its independence.

9.	Meet with the independent auditor prior to the audit to review the scope and planning of the audit.

10.	Review with the independent auditor the results of the annual audit examination, and any issues the auditor may have encountered in the course of its audit work and management’s response. This review should include, among other things, any management letter, any restrictions on the scope of activities or access to required information, and changes required in the planned scope of the internal audit.

11.	Discuss with management the Company’s earnings press releases and corporate policies with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

12.	Review the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor, the internal auditor or management, and review the adequacy and effectiveness of the Company’s disclosure controls and procedures.

13.	Review with the independent auditor and the internal auditor the scope and results of the internal audit program, including responsibilities and staffing, and review the appointment and replacement of the director of the internal audit department.

14.	Review candidates for the positions of chief financial officer and controller of the Company.

15.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.	Establish policies for hiring employees and former employees of the independent auditor.

17.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

18.	Review with the Company’s General Counsel and independent auditor (1) legal matters that may have a material impact on the financial statements, (2) accounting or compliance policies, and (3) any material reports or inquiries received from regulators, governmental agencies or employees that raise material issues regarding the Company’s financial statements and accounting or compliance policies.

19.	Review this Charter annually and recommend any changes to the Board for approval.

20.	Review the Audit Committee’s own performance annually.

Meetings

The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet with the chief financial officer, the controller, the director of the internal audit department and the independent auditor in separate executive sessions periodically. The Audit Committee shall report its activities to the Board regularly.

Appendix B

MEDTRONIC, INC.
2003 LONG-TERM INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees and to motivate such employees and other plan participants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the stock ownership opportunities provided to such participants to encourage alignment of their interest in the Company’s success with that of other stakeholders.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least forty percent (40%).

(c)	“Award” means an Option, Stock Appreciation Right, Share of Restricted Stock, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)	“Committee” means the Compensation Committee of the Board.

(g)	“Company” means Medtronic, Inc., a Minnesota corporation.

(h)	“Effective Date” means the date the adoption of the Plan by the Board of Directors is approved by the Company’s shareholders.

(i)	“Exercise Price” means the purchase price per Share under the terms of an option as determined pursuant to Section 6(a).

(j)	“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing sale price of the Shares on The New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on The New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(k)	“ISO” means an Option that is an incentive stock option granted pursuant to Section 6(d).

(l)	“Option” means a stock option granted pursuant to Section 6.

(m)	“Other Stock-Based Awards” means Awards granted pursuant to Section 9(a) or 10.

(n)	“Other Cash-Based Awards” means Awards granted pursuant to Section 9(b) or 10.

(o)	“Participant” means an employee of the Company or an Affiliate who is selected by the Committee to participate in the Plan. An Award may also be granted to any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or an Affiliate that (i) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities. Except where the context otherwise requires, references in this Plan to “employment” and related terms shall apply to services in any such capacity.

(p)	“Performance-Based Awards” means certain Restricted Stock, Other Stock-Based Awards and Other Cash-Based Awards granted pursuant to Section 10.

(q)	“Plan” means the 2003 Long-Term Incentive Plan, as amended from time to time.

(r)	“Restricted Stock” means any Share granted under Section 8.

(s)	“Shares” means shares of common stock of the Company, $.10 par value per share.

(t)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(u)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3. Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 60,000,000, of which no more than 50% may be issued in the form of Restricted Stock or Other Stock-Based Awards payable in Shares. The Shares may consist, in whole or in part, of unissued Shares. The issuance of Shares upon the exercise or satisfaction of an Award shall reduce the total number of Shares available under the Plan. Shares which are subject to Awards that terminate, lapse or are cancelled may be granted again under the Plan. Any Shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan. No fractional Shares will be issued in payment for any Award, but instead the number of Shares will be rounded upward to the next whole Share.

4. Administration

(a)	Delegation of Authority. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to (i) any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof and (ii) persons who are not non-employee directors for purposes of determining and administering Awards to those Participants who are not then subject to the reporting requirements of Section 16 of the Act.

(b)	Authority of Committee. The Committee shall have exclusive power to make Awards and to determine when and to whom Awards shall be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or cancelled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any

Award or agreement in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

(c)	Rule 16b-3. It is the intent that this Plan and all Awards granted pursuant to it shall be administered by the Committee (or a subcommittee thereof) so as to permit this Plan and Awards to comply with Rule 16b-3 under the Act. If any provision of this Plan or any Award would otherwise frustrate or conflict with the intent expressed in this Section 4(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict.

(d)	Indemnification. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(e)	Tax Withholding. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local, non-U.S. income, payroll or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery in Shares, (ii) having the Company withhold Shares with a Fair Market Value or cash equal to the amount of such taxes that would have otherwise been payable by the Participant or (iii) paying cash.

(f)	Deferral. In the sole discretion of the Committee, in accordance with procedures established by the Committee and consistent with the provisions of Section 162(m) when applied to Participants who may be “covered employees” thereunder, a Participant may be permitted to defer the issuance of Shares or cash deliverable upon the exercise of an Option or Stock Appreciation Right, vesting of Restricted Stock, or satisfaction of Other Stock-Based Awards or Other Cash-Based Awards, for a specified period or until a specified date.

(g)	Dividends or Dividend Equivalents. If the Committee so determines, any Award granted under the Plan may be credited with dividends or dividend equivalents paid with respect to the underlying shares. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate and may determine the form of payment, including cash, Shares, Restricted Stock or otherwise.

5. Limitations

(a)	Term of Plan. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

(b)	No Repricing. No Option or Stock Appreciation Right, once granted hereunder, may be repriced.

(c)	Maximum. No Participant may be granted Options, Stock Appreciation Rights, Restricted Stock, Performance-Based Awards, Other Stock-Based Awards or any combination thereof relating to more than 2,000,000 Shares under the Plan during any fiscal year.

6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Exercise Price. The Exercise Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as provided in Section 16 of the Plan.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of written or electronic exercise and full payment of the purchase price are received by the Company in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company pursuant to one or more of the following methods, except as otherwise provided in an Award agreement: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares were purchased on the open market or have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased. No Participant shall have any rights of a shareholder with respect to Shares subject to an Option until the Participant has given written or electronic notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award agreement expressly states that the Option is an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other person or entity) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares rather than physical delivery, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares issued upon the exercise of the Option.

7. Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. The Committee may impose such terms and conditions upon any Stock Appreciation Right as it deems fit. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that, notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Exercise Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Exercise Price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Exercise Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as set forth in the Award agreement. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written or electronic notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date.

8. Restricted Stock

(a)	Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)	Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Shares of Restricted Stock shall be registered in the name of the Participant and held by the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such Shares to the Participant or the Participant’s legal representative.

(c)	Dividends. Dividends or dividend equivalents paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

9. Other Awards

(a)	Other Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non- assessable).

(b)	Other Cash-Based Awards. In addition to the Awards described above, and subject to the terms of the Plan, the Committee may grant such other incentives denominated in cash and payable in cash under the Plan as the Committee determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The maximum amount of Other Cash-Based Awards (including those that are performance-based) that may be granted during any fiscal year shall be $3,000,000; provided, however, that for such Awards with performance periods longer than one year the maximum shall be $3,000,000 for each fiscal year in the performance period.

10. Performance-Based Awards.

Notwithstanding anything to the contrary herein, the Committee may grant performance-based Awards of Restricted Stock, Other Stock-Based Awards and Other Cash-Based Awards to Participants (“Performance-Based Awards”). Any such Awards granted to Participants who may be “covered employees” under Section 162(m) of the Code or any successor section thereto shall be consistent with the provisions thereof. In such cases, a Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) by the earlier of (A) 90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvements of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) asset turnover; (xx) inventory turnover; (xxi) economic value added (economic profit); and (xxii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to the negative effect of unusual or nonrecurring items, extraordinary items, discontinued operations or cumulative effects of accounting changes. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant who may be a covered employee and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock, Other Stock-Based Awards or Other Cash-Based Awards) may be granted during a fiscal year to any Participant, (iii) the Exercise Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected term of such Awards.

(b)	Change in Control. Notwithstanding anything contained in this Plan to the contrary, unless otherwise provided in the applicable Award agreement at the time of grant, in the event of a Change in Control, the following shall occur as of the effective date of such Change in Control with respect to any and all Awards outstanding as of the effective date of such Change in Control: (i) any and all Stock Options and Stock Appreciation Rights granted hereunder shall vest in full and become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restrictions imposed on Restricted Stock (including Performance-Based Awards in Restricted Stock) shall lapse; (iii) a pro rata payment of all other Performance-Based Awards equal in each case to the number of Shares covered by the Award multiplied by the performance-based accrual percentage applicable to such Award, and multiplied by a fraction the numerator of which is the number of months elapsed from the date of grant through the effective date of the Change in Control and the denominator of which is the number of months from the date of grant through the originally scheduled maturity date; and (iv) the maximum payout opportunities attainable under all Other Stock-Based Awards and Other Cash-Based Awards that are not Performance-Based Awards shall be deemed to have been fully earned for the entire performance period(s). Such Awards shall be paid in cash, or in the sole discretion of the Committee in Shares to Participants within thirty (30) days following the effective date of the Change in Control, with any such Shares valued at the Fair Market Value as of the effective date of the Change in Control.

(c) Definition of Change of Control. For purposes of this Section 11, “Change in Control” means:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act or any successor thereto) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (c)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its Subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (iii) (A), (B) and (C) below; or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding Shares and the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding Shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Participant if the acquisition of the 30% or greater interest referred to in clause (i) is by a group, acting in concert, that includes the Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the Participant.

(d)	Further Adjustment of Awards. Subject to the above provisions, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control transaction to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting of restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

12. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant.

13. Other Benefit and Compensation Programs

Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

14. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. Nontransferability of Awards/Beneficiaries

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code or any successor thereto, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the agreement evidencing the Award.

A Participant may designate a beneficiary to succeed to the Participant’s Awards under the Plan in the event of the Participant’s death by filing a beneficiary form with the Company and, upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and the terms of this Plan and the applicable agreement. In the absence of a validly designated beneficiary who is living at the time of the Participant’s death, the Participant’s executor or administrator of the Participant’s estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

16. Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 11 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

17. International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or adopt such modifications, procedures or subplans with respect to such Participants as are necessary or desirable to ensure the viability of the benefits of the Plan, comply with applicable foreign laws or obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate; provided, however, that no such changes shall apply to the Awards to Participants who may be “covered employees” under Section 162(m) of the Code or any successor thereto unless consistent with the provisions thereof.

18. General

(a)	Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, or any successor thereto (the “Securities Act”) or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue Shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any Award agreement provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(b)	No Rights as a Shareholder. Unless otherwise provided by the Committee or in the agreement evidencing the Award or in any other written agreement between a Participant and the Company or an Affiliate, no Award shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the Shares that are subject of such Award.

(c)	No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies, other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

(d)	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e)	Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Minnesota.

19. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

Appendix C

MEDTRONIC, INC.
EXECUTIVE INCENTIVE PLAN

1. Purpose

The purpose of the Executive Incentive Plan (the “Plan”) is to advance the interests of Medtronic, Inc., a Minnesota corporation (the “Company”), and its shareholders by providing incentives in the form of periodic bonus awards to certain key executives of the Company who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

2. Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors, as such committee is from time to time constituted (the “Committee”). The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

The Committee has all the powers vested in it by the terms of the Plan as set forth herein, with such powers to include the exclusive authority to select the key executives to be granted bonus awards (“Bonuses”) under the Plan, to determine the size and terms of the Bonus to be made to each individual selected (subject to the limitation imposed on Bonuses), to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a “Covered Employee,” as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives for Bonuses and to certify that such performance objectives were attained.

The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, shall lie within the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

3. Participation

The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key executives of the Company who may participate in the Plan and be granted Bonuses under the Plan (“Participants”).

4. Bonuses Under the Plan

(a)	The Committee shall determine the amount of a Bonus to be granted to each Participant in accordance with subsection (b) below.

(b)	(i) The Committee may in its discretion award a Bonus to a Participant whom it reasonably believes may be a Covered Employee for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (b). Subject to clause (iii) of this subsection 4(b), the amount of a Participant’s Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The maximum amount of any Bonus that may be granted in any given fiscal year shall be $3,000,000.

(ii)	The amount of any Bonus will be based on objective performance goals established by the Committee using one or more performance factors. The performance factors for Participants will be based on attainment of specific levels of performance of the Company (or of a subsidiary, division, or department thereof) with reference to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvements of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) asset turnover; (xx) inventory turnover; (xxi) economic value added (economic profit) and (xxii) total shareholder return.

(iii)	The Committee shall determine whether the performance goals have been met with respect to each Participant and, if they have, so certify and ascertain the amount of the applicable Bonus. The performance goals may be calculated without regard to the negative effect of unusual or non-recurring items, extraordinary items, discontinued operations or cumulative effects of accounting changes. No Bonuses will be paid until such certification is made by the Committee. Notwithstanding the preceding sentence, a Participant may, however, elect to defer or exchange some or all of his or her Bonuses under other Company plans at that time.

(iv)	The provisions of this Section 4(b) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Bonuses, except in those circumstances where the Committee determines that it is not in the best interests of the Company and its shareholders to do so.

5. Designation of Beneficiary by Participant

The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Company, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant’s death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant’s death without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the authorized representatives of the Company prior to the Participant’s death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant’s estate.

6. General Provisions

(a)	No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any affiliate of the Company, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its affiliates.

(b)	Except as may be approved by the Committee, a Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise (except in the event of a Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its affiliates by the Participant.

(c)	The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus; provided, however, that any such determination shall be subject to any applicable restrictions imposed by Section 162(m) of the Code.

(d)	The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or non-U.S. income, payroll or other taxes required by law to be withheld with respect to such payment.

(e)	The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company’s unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

(f)	The validity, construction, interpretation, administration and effect of the Plan, and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Minnesota.

(g)	The Plan shall be effective as of April 26, 2003, provided that all outstanding Bonuses granted under the Plan through August 28, 2003 are contingent upon approval of the Plan by the Company’s shareholders on that date.

7. Plan Amendment or Suspension

The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

8. Plan Termination

This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

9. Actions and Decision Regarding the Business or Operations of the Company

Notwithstanding anything in the Plan to the contrary, none of the Company, its officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any affiliates.

UC200400969 EN

710 MEDTRONIC PARKWAY, MS LC310 MINNEAPOLIS, MN 55432-5604	If you cannot attend the Meeting, you may vote your shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described below.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL - Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MEDINC	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

MEDTRONIC, INC.

Vote On Directors

1.	To elect three Class II directors for three-year terms.	For All	Withhold All	For All Except	To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s number on the line below.
	01) Richard H. Anderson, 02) Michael R. Bonsignore, 03) Gordon M. Sprenger	☐	☐	☐

Vote On Proposals					For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditors.				☐	☐	☐

3.	To approve Medtronic’s 2003 Long-Term Incentive Plan.				☐	☐	☐

4.	To approve Medtronic’s Executive Incentive Plan				☐	☐	☐

*NOTE*   Such other business as may properly come before the Annual Meeting and any adjournment thereof.

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This Proxy is Solicited by the Board of Directors of

MEDTRONIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 28, 2003

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the proxy statement and hereby appoints Arthur D. Collins, Jr. and David J. Scott, or either of them, as proxies to represent the undersigned, with full power of substitution in each, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 28, 2003 at 10:30 a.m. (Central Daylight Time), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and any adjournments and postponements thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 3, 2003.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” ALL NOMINEES NAMED IN PROPOSAL ONE (ELECTION OF DIRECTORS) AND “FOR” PROPOSALS TWO, THREE AND FOUR. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON SUCH OTHER MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

(To be Signed on Reverse Side)